Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 93 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Consumer Discretionary Portfolio and VIP Energy Portfolio of our reports dated February 14, 2008; VIP Growth Stock Portfolio and VIP Industrials Portfolio of our reports dated February 15, 2008; VIP Consumer Staples Portfolio, VIP Financial Services Portfolio, VIP Technology Portfolio, VIP Telecommunications Portfolio and Utilities Portfolio of our reports dated February 19, 2008; VIP Health Care Portfolio, VIP Real Estate Portfolio and VIP Value Leaders Portfolio of our reports dated February 20, 2008; VIP Materials Portfolio of our report dated February 21, 2008; and VIP International Capital Appreciation Portfolio of our report dated February 22, 2008; on the financial statements and financial highlights included in the December 31, 2007 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2008